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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.2 to the Registration Statement
No. 333-92214 of Cellco Partnership d/b/a Verizon Wireless and Verizon Wireless Capital LLC on Form S-4 of our report dated March 7, 2002 (April 24, 2002 as to Recently Issued Accounting Pronouncements described in Note 2), relating to the financial statements of Cellco Partnership d/b/a Verizon Wireless, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
October 9, 2002